Exhibit 99.1

News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600
Contacts:

Investors: Alice Kang Ryder (425) 576-3696

Media: Susan Johnston (425) 576-3617

Nextel Partners Reports Record Results in Third Quarter 2004

–  $103.5 Million Adjusted EBITDA for 31% Service Revenue Margin  –

–  Free Cash Flow Increases to $41.4 Million  –

–  $50.9 Million Net Cash from Operating Activities  –

–  Record Net Subscriber Additions of 93,500  –

–  29% Year-Over-Year Growth in Service Revenues to $337.2 Million  –

–  Net Income of $35.5 Million or $0.12 per Diluted Share  –

–  Raises Guidance  –

KIRKLAND, Wash. –  October 27, 2004 – Nextel Partners, Inc. (NASDAQ: NXTP) today reported strong financial and operating results for the third quarter of 2004 including Adjusted EBITDA of $103.5 million, which represents 31% service revenue margin and an 86% increase over our Adjusted EBITDA for the third quarter of 2003.  Free cash flow for the third quarter of 2004 was $41.4 million, a $61.5 million increase over $20.1 million negative free cash flow in the prior year’s third quarter, while net cash from operating activities in the third quarter of 2004 was $50.9 million.  Service revenues grew 29% over the prior year’s third quarter to $337.2 million in the current quarter and Partners added 93,500 subscribers in the quarter, a record quarterly high for the company, to end the period with 1,507,500 digital subscribers, representing 32% subscriber growth over the past year.  Net income attributable to common stockholders in the third quarter was $35.5 million or $0.12 per diluted share.

“Our record third quarter results clearly highlight the upside that remains for Nextel Partners,” said John Chapple, Partners’ Chairman, CEO and President.  “Through consistent execution on all fronts, we achieved record net adds while maintaining industry-leading subscriber metrics and scaling costs to continue to expand our profitability.  Partners’ focus on serving the most valuable customers in the industry with our differentiated product offering positions us well to build on this trend as we strive to enhance long term shareholder value through increased free cash flow and earnings.”

Average monthly revenue per subscriber unit, or ARPU, was approximately $68 in the third quarter of 2004 — remaining among the highest in the wireless industry.  Inclusive of roaming revenues, ARPU was approximately $77 for the period.  Average monthly churn rate remained at 1.4% in the third quarter as Partners continued to match the company’s historic best and maintain Partners’ industry-leading position in this metric.

“Once again, Nextel Partners posted strong operating metrics driving excellent financial performance,” said Barry Rowan, Partners’ Chief Financial Officer.  “The consistency of ARPU and churn resulted in third quarter lifetime revenue per subscriber (LRS) of $4,857, which we believe was again the highest in the industry, while robust subscriber growth continued to drive cost efficiencies, bringing service revenue margins and free cash flows to new highs.”

Third quarter 2004 net capital expenditures, which exclude capitalized interest, were $38.4 million.  During the period, Partners built 146 cell sites, bringing the total number of sites in its network to 3,882 at quarter-end.

Revised 2004 Guidance

Nextel Partners’ 2004 guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and, as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Partners, Inc.  Nextel Partners’ current outlook for 2004 results is as follows:

•                  Net subscriber additions of at least 360,000 – up from 355,000*

•                  Annual churn at or below 1.5% – lowered from 1.6%*

•                  Industry-leading ARPU in the mid- to high-$60’s – unchanged*

•                  Service revenue of at least $1.28 billion – up from $1.25 billion*

•                  Adjusted EBITDA of at least $370 million – up from $340 million*

•                  Net capital expenditures of approximately $165 million – unchanged*

•                  At least 450 additional cell sites on-air – unchanged*

* as compared to 2004 guidance previously provided in Nextel Partners’ second quarter 2004 earnings call on July 28, 2004

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, service revenue margin, free cash flow, ARPU, LRS and net capital expenditures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.  In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ third quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

Third Quarter 2004 Results Conference Call – Wednesday, October 27, 2004

Nextel Partners will be hosting its third quarter 2004 conference call on Wednesday, October 27, 2004 at 11:00 AM EDT.  The call-in number is 1-888-540-9242 or 1-484-630-1056.  The passcode is PARTNER.  Instant replay of the call will be available until Friday, November 19, 2004 by calling 1-866-363-1838 or 1-203-369-0202.  The conference call will also be available via a live webcast.  To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software.  For those who cannot listen to the live broadcast, it will be archived on the website following the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth strategies and future financial and operating results.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas.  Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area.  Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating

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and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2003 and its quarterly filings on Form 10-Q.  This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

Nextel Partners, Inc., (NASDAQ:  NXTP), based in Kirkland, Wash., has the exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications (Nextel) in mid-sized and rural markets in 31 states where approximately 53 million people reside.  Nextel Partners and Nextel together offer the largest guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets.  To learn more about Nextel Partners, visit www.nextelpartners.com.

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NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES:
Service revenues (1)	$337,152	$260,650	$936,646	$687,699
Equipment revenues (1)	20,390	20,264	59,426	35,293
Total revenues	357,542	280,914	996,072	722,992
OPERATING EXPENSES:
Cost of service revenues	92,606	83,258	262,897	232,331
Cost of equipment revenues (1)	34,248	37,076	107,830	82,011
Selling, general and administrative	127,160	104,808	358,390	292,177
ADJUSTED EBITDA (2)	103,528	55,772	266,955	116,473
Stock based compensation	(22)	259	532	740
Depreciation and amortization	37,311	33,527	110,510	99,521
INCOME (LOSS) FROM OPERATIONS	66,239	21,986	155,913	16,212
Interest expense, net	(23,460)	(37,438)	(81,708)	(116,835)
Interest income	823	648	1,802	1,930
Loss on early retirement of debt	—	(6,290)	(54,971)	(74,417)
INCOME (LOSS) BEFORE DEFERRED INCOME TAX PROVISION	43,602	(21,094)	21,036	(173,110)
Deferred income tax provision	(8,081)	(885)	(246)	(6,975)
NET INCOME (LOSS)	35,521	(21,979)	20,790	(180,085)
Mandatorily redeemable preferred stock dividends	—	—	—	(2,141)
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$35,521	$(21,979)	$20,790	$(182,226)

Income (Loss) per share attributable to common stockholders:
Basic	$0.13	$(0.09)	$0.08	$(0.73)
Diluted	$0.12	$(0.09)	$0.08	$(0.73)

Weighted average number of shares outstanding:
Basic	263,945	251,285	263,135	250,909
Diluted	304,833	251,285	269,974	250,909

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
Cash and cash equivalents	$121,945	$122,620
Short-term investments	115,342	146,191
Accounts receivable, net of allowance $16,835 and $14,873, respectively	183,843	150,219
Subscriber equipment inventory	41,490	24,007
Other current assets	24,613	19,006
Total current assets	487,233	462,043

Property, plant and equipment, net	1,013,047	1,025,096
FCC licenses, net of accumulated amortization of $8,744	375,208	371,898
Other long-term assets	21,065	30,273
Total assets	$1,896,553	$1,889,310

Current liabilities	$181,256	$185,425
Long-term debt	1,633,162	1,653,539
Other long-term liabilities	61,145	63,642
Total liabilities	1,875,563	1,902,606

Total stockholders’ equity (deficit)	20,990	(13,296)
Total liabilities and stockholders’ equity (deficit)	$1,896,553	$1,889,310

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$35,521	$(21,979)	$20,790	$(180,085)
Adjustments to reconcile net income (loss) to net cash from
operating activities:
Depreciation and amortization	37,311	33,527	110,510	99,521
Loss on early retirement of debt	—	6,290	54,971	74,417
Other non-cash items in net loss	8,403	3,739	1,318	38,966
Change in current assets and liabilities	(30,363)	28,534	(55,871)	(3,367)
Net cash from operating activities	$50,872	$50,111	$131,718	$29,452

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(39,054)	(62,242)	(103,372)	(147,066)
FCC licenses	(1,150)	(762)	(3,650)	(14,369)
Proceeds from sale and maturities of short-term investments, net	(31,130)	(8,915)	30,849	(16,803)
Net cash from investing activities	$(71,334)	$(71,919)	$(76,173)	$(178,238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash from financing activities	$4,227	$67,605	$(56,220)	$199,489

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(16,235)	$45,797	$(675)	$50,703

CASH AND CASH EQUIVALENTS, beginning of period	$138,180	$72,428	$122,620	$67,522

CASH AND CASH EQUIVALENTS, end of period	$121,945	$118,225	$121,945	$118,225

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Other Data

(unaudited)

Digital units in service as of:

September 30, 2004	1,507,000
June 30, 2004	1,414,000
March 31, 2004	1,322,000
December 31, 2003	1,233,200

For the Three Months Ended September 30, 2004
(in thousands)

Net capital expenditures (excludes capitalized interest) (3)	$38,390

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedule

(Dollars in thousands, except ARPU, Lifetime Revenue per Subscriber and Per Share Data)

(unaudited)

(1) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)

We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption.  Under  EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer.  Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003.  In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003.  Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period.  Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations.  Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period.  The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21.  (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Service revenues as reported	$337,152	$260,650	$936,646	$687,699
Activation fees deferred (SAB No.101)	—	—	—	3,319
Activation fees amortization (SAB No. 101)	(913)	(1,123)	(2,937)	(3,246)
Activation fees to equipment revenues (EITF No. 00-21)	3,054	2,100	8,190	2,100
Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$339,293	$261,627	$941,899	$689,872

Equipment revenues as reported	$20,390	$20,264	$59,426	$35,293
Equipment revenues deferred (SAB No. 101)	—	—	—	19,947
Equipment revenues amortization (SAB No. 101)	(4,878)	(6,459)	(15,858)	(19,334)
Activation fees from service revenues (EITF No. 00-21)	(3,054)	(2,100)	(8,190)	(2,100)
Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$12,458	$11,705	$35,378	$33,806

Cost of equipment revenues as reported	$34,248	$37,076	$107,830	$82,011
Equipment revenues deferred (SAB No. 101)	—	—	—	23,266
Equipment revenues amortization (EITF No. 00-21)	(5,791)	(7,582)	(18,795)	(22,580)
Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$28,457	$29,494	$89,035	$82,697

Income from operations as reported	$66,239	$21,986	$155,913	$16,212

Income from operations without SAB No. 101 and EITF No. 00-21 effect	$66,239	$21,986	$155,913	$16,212

(2) Adjusted EBITDA

The term “EBITDA” refers to a financial measure that is defined as earnings before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation.  Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity.  However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.  We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.  The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$50,872	$50,111	$131,718	$29,452
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	24,711	42,317	94,762	93,676
Interest income	(823)	(648)	(1,802)	(1,930)
Change in working capital	28,769	(36,008)	42,278	(4,725)
Adjusted EBITDA	$103,529	$55,772	$266,956	$116,473

Guidance For the Year Ending December 31, 2004
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$282,200 or higher/lower
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	104,000 or higher/lower
Interest income	(2,100) or higher/lower
Change in working capital	(14,100) or higher/lower
Adjusted EBITDA	$370,000 or higher

(3) Net Capital Expenditures

Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases.  Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP.  We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants.  The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended September 30, 2004	For the Nine Months Ended September 30, 2004

Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$39,054	$103,372
Less: cash paid portion of capitalized interest	(318)	(824)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(432)	(1,211)
Change in capital expenditures accrued or unpaid	86	(3,926)
Net capital expenditures	$38,390	$97,411

Guidance for the Year Ending December 31, 2004

Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$163,000 or higher/lower
Less: cash paid portion of capitalized interest	(900) or higher/lower
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(800) or higher/lower
Change in capital expenditures accrued or unpaid	3,700 or higher/lower
Net capital expenditures	$165,000 or lower

Other Non-GAAP Reconciliations:

Service Revenue Margin

The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” (see Note 2 above) by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth in Note 2 above:

	For the Three Months Ended September 30, 2004	For the Nine Months Ended September 30, 2004
Adjusted EBITDA (see Note 2 above)	$103,529	$266,956
Divided by: service revenues (as reported on Consolidated Statements of Operations)	337,152	936,646
Service revenue margin	31%	29%

Free Cash Flow (FCF)

We define free cash flow as net cash from operating activities less net capital expenditures, payments for FCC Licenses, cash paid portion of capitalized interest, and change in current assets and liabilities from the statement of cash flows.  Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies.  We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt.  Free cash flow is most directly comparable to the GAAP measure of net cash from operating activities reported on our Consolidated Statements of Cash Flows.  The following schedule reconciles free cash flow to net cash from operating activities:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$50,872	$50,111	$131,718	$29,452
Aggregate adjustments to reconcile net income (loss) to net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	(15,351)	(72,090)	(110,928)	(209,537)
Net income (loss) (as reported on Consolidated Statements of Operations)	$35,521	$(21,979)	$20,790	$(180,085)
Add: depreciation and amortization	37,311	33,527	110,510	99,521
Add: non-cash items in net income (loss)	8,403	10,029	56,289	113,383
Less: net capital expenditures (See Note 3 above)	(38,390)	(40,546)	(97,411)	(129,212)
Less: cash paid portion of capitalized interest (See Note 3 above)	(318)	(352)	(824)	(1,028)
Less: FCC licenses	(1,150)	(762)	(3,650)	(14,369)
Free cash flow (negative)	$41,377	$(20,083)	$85,704	$(111,790)

ARPU – Average Revenue per Unit

ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period.  ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation.  We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers.  The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (without roaming revenues)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Service revenues (as reported on Consolidated Statements of Operations)	$337,152	$260,650	$936,646	$687,699
Activation fees deferred (recognized) for SAB No. 101	(913)	(1,123)	(2,937)	73
Add: activation fees reclassified for EITF No. 00-21	3,054	2,100	8,190	2,100
Less: roaming revenues and other non-service revenues	(43,327)	(32,622)	(114,993)	(82,488)
Service revenues for ARPU	$295,966	$229,005	$826,906	$607,384

Average units (subscribers)	1,458	1,096	1,364	1,007

ARPU	$68	$70	$67	$67

Guidance For the Year Ending December 31, 2004

Service revenues (as reported on Consolidated Statements of Operations)	$1,280,000 or higher
Activation fees deferred (recognized) for SAB No. 101
Add: activation fees reclassified for EITF No. 00-21
Less: roaming revenues and other non-service revenues	(140,000) or higher
Service revenues for ARPU	$1,140,000 or higher

Average units (subscribers)	1,461 or higher

ARPU	$65 or higher

ARPU (including roaming revenues)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Service revenues (as reported on Consolidated Statements of Operations)	$337,152	$260,650	$936,646	$687,699
Activation fees deferred (recognized) for SAB No. 101	(913)	(1,123)	(2,937)	73
Add: activation fees reclassified for EITF No. 00-21	3,054	2,100	8,190	2,100
Less: other non-service revenues	(588)	—	(1,678)	—
Service plus roaming revenues for ARPU - three months	$338,705	$261,627	$940,221	$689,872

Average units (subscribers)	1,458	1,096	1,364	1,007

ARPU, including roaming revenues	$77	$80	$77	$76

LRS – Lifetime revenue per subscriber

LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate.  The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service.  Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.  LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation.  We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated.  We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers.  The following schedule reflects the LRS calculation:

	For the Three Months Ended September 30, 2004	For the Nine Months Ended September 30, 2004
ARPU (without roaming revenues)	$68	$67
Divided by: Churn	1.4%	1.4%
Lifetime revenue per subscriber (LRS)	$4,857	$4,786